Exhibit 3.3

FORM OF CERTIFICATE OF FORMATION

OF

[NAME OF ENTITY]

1.                                      The name of the limited liability company is [Name of Entity].

2.                                      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of [Name of Entity] this      day of                 ,           .

[NAME OF ENTITY]

By: